Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We have issued our reports, dated February 26, 2010, with respect to the consolidated financial statements and managements’s assessment of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Rent-A-Center, Inc. and Subsidiaries, which are incorporated by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Experts.”
      /s/ GRANT THORNTON LLP
     GRANT THORNTON LLP
     Dallas, Texas
     January 25, 2011